UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2022

GTY TECHNOLOGY HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Massachusetts	001-37931	83-2860149
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Boylston Street, 16th Floor

Boston, MA 02199

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (877) 465-3200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	GTYH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On April 28, 2022, GTY Technology Holdings Inc., a Massachusetts corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with GI Georgia Midco Inc., a Delaware corporation (“Parent”), and GI Georgia Merger Sub Inc., a Massachusetts corporation and a wholly owned subsidiary of Parent (“Merger Sub”). The Merger Agreement provides, subject to its terms and conditions, for the acquisition of the Company by Parent at a price of $6.30 per share of common stock, par value $0.0001, of the Company (each, a “Share”), in cash, without interest and subject to deduction for any required withholding tax (the “Merger Consideration”), through the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. Parent and Merger Sub are owned by funds affiliated with GI Partners (collectively, “GI Partners”). The Company’s Board of Directors (the “Board”) has unanimously approved the Merger and the Merger Agreement and recommended that shareholders of the Company approve the Merger Agreement, and the Company has agreed to hold a meeting of shareholders to submit the Merger Agreement to its shareholders for their consideration.

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”):

•	each Share that is issued and outstanding immediately prior to the Effective Time (other than Shares owned by the Company, Parent or Merger Sub immediately prior to the Effective Time (all of which will be cancelled) and Shares held by any holder who is entitled to, and who has perfected, appraisal rights under Massachusetts law) will be automatically converted into the right to receive the Merger Consideration;

•	each then-outstanding and unexercised Company stock option will vest in full and be surrendered by the holder thereof to the Company in consideration for an amount in cash from the Company equal to the total number of Shares subject to such Company stock option multiplied by the excess, if any, of the Merger Consideration over the exercise price per share of such stock option; provided that, in the event that the exercise price of any such stock option is equal to or greater than the Merger Consideration, such stock option will be cancelled, without any consideration being payable in respect thereof, and have no further force or effect;

•	each performance-based restricted stock unit of the Company that is then outstanding, will vest in full and automatically be cancelled and converted into the right to receive the Merger Consideration;

•	each time-based restricted stock unit of the Company (“RSU”) that is then outstanding and would vest within 12 months following the Effective Time will vest in full and automatically be cancelled and converted into the right to receive the Merger Consideration;

•	50% of the remaining time-based RSUs that are then outstanding (i.e., those that would not vest within 12 months following the Effective Time) will vest in full and automatically be cancelled and converted into the right to receive the Merger Consideration, and the other 50% of the remaining time-based RSUs will be cancelled and converted into the right to receive cash-based awards that pay out in accordance with the vesting schedules that applied to the time-based RSUs that they replaced;

•	each issued and outstanding Class A exchangeable share of each of 1176363 B.C. Ltd., a company incorporated under the Business Corporations Act (British Columbia) and a subsidiary of the Company (Bonfire Exchangeco), and 1176368 B.C. Ltd., a company incorporated under the Business Corporations Act (British Columbia) and a subsidiary of the Company (Questica Exchangeco), will be redeemed and exchanged for the right to receive the Merger Consideration; and

•	each warrant to purchase Shares (each, a “Warrant”) that is then unexercised and outstanding will automatically, without any action on the part of the holder, cease to represent a warrant to purchase Shares and instead represent a right by the holder upon any subsequent exercise to receive the Merger Consideration, provided that a holder of a Warrant that properly exercises the Warrant within 30 days following the closing of the Merger shall instead be entitled to receive the Black–Scholes value of such Warrant.

Concurrently with the entry into the Merger Agreement, the directors and certain officers of the Company, collectively owning approximately 13% of the outstanding Shares, entered into Voting Agreements (collectively, the “Voting Agreements”) with Parent. Pursuant to each Voting Agreement, the applicable director or officer has agreed, among other things, in his capacity as a shareholder of the Company, to vote all Shares that he beneficially owns, or which he acquires after the date hereof, in favor of the adoption of the Merger Agreement and against any competing or alternative transaction.

The Merger Agreement contains customary representations and warranties from both the Company, on the one hand, and Parent and Merger Sub, on the other hand. It also contains customary covenants, including covenants providing for each of the Company and Parent to use its reasonable best efforts to cause the Merger to be consummated, and covenants requiring the Company, among other things, (i) to conduct its business in the ordinary course during the interim period between the execution of the Merger Agreement and the Effective Time, (ii) not to engage in specified types of transactions during such period, and (iii) not to solicit proposals or engage in discussions relating to alternative acquisition proposals or change the recommendation of the Board to the Company’s shareholders regarding the Merger Agreement, in each case, except as otherwise permitted by the Merger Agreement, including in connection with the compliance by the Board with its fiduciary duties under Massachusetts law.

Completion of the Merger is subject to customary closing conditions, including (i) approval of the Merger Agreement by the Company’s shareholders, (ii) the expiration or termination of applicable waiting periods under the Hart–Scott–Rodino Antitrust Improvements Act of 1976, as amended, and (iii) the absence of governmental injunctions or other legal restraints prohibiting the Merger. In addition, the obligation of each party to consummate the Merger is conditioned upon, among other things, the accuracy of the representations and warranties of the other party (subject to certain materiality exceptions), and material compliance by the other party with its covenants under the Merger Agreement. Parent’s obligations under the Merger Agreement are not subject to any financing condition.

Parent has obtained an equity financing commitment for the purpose of financing the transactions contemplated by the Merger Agreement and paying related fees and expenses. Funds advised by GI Partners have committed, on the terms and subject to the conditions of an equity commitment letter, dated April 28, 2022, to capitalize Parent at closing with aggregate equity contributions needed to fund the transactions contemplated by the Merger Agreement.

The Merger Agreement may be terminated, subject to the terms and conditions of the Merger Agreement, (i) by mutual written consent of Parent and the Company; (ii) by either the Company or Parent if the Merger is not consummated by October 28, 2022 (the “Outside Date”), provided that the Outside Date may be automatically extended in certain circumstances; (iii) by either the Company or Parent, if the requisite approval of the Company’s shareholders holding at least 66⅔% of the Company’s outstanding Shares has not been obtained; (iv) by either the Company or Parent, if a governmental injunction or other legal restraint prevents the consummation of the Merger; or (v) by either the Company or Parent upon the other party’s uncured material breach of any representation, warranty, covenant or agreement under the Merger Agreement. The Merger Agreement may also be terminated (A) by the Company, in order to enter into a definitive agreement with respect to a superior proposal, subject to specified limitations and payment of the termination fee described below; (B) by the Company, if all conditions to Parent’s obligation to close have been met and Parent fails to consummate the Merger within three business days following the receipt of notice from the Company that it is prepared to consummate the Merger; or (C) by Parent, if the Board fails to recommend or changes its recommendation regarding the Merger or approves or recommends an alternative transaction or fails to recommend against an alternative transaction that is a tender offer or is otherwise publicly announced.

If the Merger Agreement is terminated under certain circumstances specified in the Merger Agreement, the Company will be required to pay Parent a termination fee of $12,760,000 (including under specified circumstances in connection with the Company’s entry into an agreement with respect to a superior proposal). The Merger Agreement also provides that Parent will be required to pay the Company a reverse termination fee of $29,770,000 under certain specified circumstances set forth in the Merger Agreement. Funds advised by GI Partners have provided the Company with a limited guarantee in favor of the Company guaranteeing Parent’s obligation to pay, in certain circumstances, the reverse termination fee and certain reimbursement obligations of Parent and Merger Sub pursuant to the Merger Agreement.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent, Merger Sub or their respective subsidiaries and affiliates. The Merger Agreement contains representations and warranties by the Company, on the one hand, and Parent and Merger Sub, on the other hand, made solely for the benefit of the other. The assertions embodied in those representations and warranties are subject to qualifications and limitations agreed to by the respective parties in negotiating the terms of the Merger Agreement, including information in confidential disclosure letters delivered in connection with the signing of the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to investors, or may have been used for the purpose of allocating risk between the Company, on the one hand, and Parent and Merger Sub, on the other hand, rather than establishing matters as facts. Accordingly, the representations and warranties in the Merger Agreement should not be relied on by any persons as characterizations of the actual state of facts about the Company, Parent, Merger Sub or their respective subsidiaries or affiliates at the time they were made or otherwise. In addition, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Additional Information and Where to Find It

In connection with the proposed Merger, the Company plans to file a proxy statement (the “Merger Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies to approve the Merger. Promptly after filing the definitive Merger Proxy Statement with the SEC, the Company will mail the definitive Merger Proxy Statement and proxy card to each shareholder entitled to vote at the special meeting to consider the Merger. SHAREHOLDERS ARE URGED TO READ THE MERGER PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain, free of charge, the preliminary and definitive versions of the Merger Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by the Company with the SEC in connection with the Merger at the SEC’s website (http://www.sec.gov). Copies of the Company’s definitive Merger Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by the Company with the SEC in connection with the Merger will also be available, free of charge, at the Company’s website (https://gtytechnology.com/about/investor-materials) or by writing to the Company, Attention: Investor Relations, 800 Boylston Street, 16th Floor, Boston, Massachusetts, 02199.

Participants in the Solicitation

The Company, its directors and certain executive officers may be deemed to be participants in the solicitation of proxies from shareholders in connection with the Merger. Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the Merger Proxy Statement and other relevant documents to be filed with the SEC in connection with the Merger. Information about the Company’s directors and executive officers and their ownership of the Company’s Shares is set forth in the definitive proxy statement for the Company’s 2022 annual meeting of shareholders filed with the SEC on April 28, 2022. Free copies of these documents may be obtained as described in the preceding paragraph.

Item 8.01	Other Events.

On April 29, 2022, the Company and GI Partners issued a joint press release relating to the Merger. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
2.1†	Agreement and Plan of Merger, dated April 28, 2022, by and among GTY Technology Holdings Inc., GI Georgia Midco Inc. and GI Georgia Merger Sub Inc.
99.1	Joint Press Release, dated April 29, 2022
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the inline XBRL Document)

†	Certain schedules to this exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby agrees to furnish a copy of any omitted schedules to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GTY TECHNOLOGY HOLDINGS INC.

	By:	/s/ Jon C. Bourne
Name: Jon C. Bourne
Title: Executive Vice President, General Counsel and Secretary

Dated: April 29, 2022